SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 2005


                            EAGLE BULK SHIPPING INC.
           (Exact name of each Registrant as specified in its Charter)



        Marshall Islands                 000-51366               98-0453513
--------------------------------  -------------------------  -------------------
(State or other jurisdiction       (Commission File Number)   (IRS employer
of incorporation or organization)                            identification no.)


             29 Broadway
          New York, New York                                     10006
------------------------------------------                 -----------------
 (Address of principal executive offices)                     (Zip Code)



(Registrant's telephone number, including area code): (212) 785-2500

Item 7.01.        Regulation FD

On September 8, 2005, the Registrant issued a press release announcing its presentation at the Jefferies Second Annual Shipping Conference in New York City. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1



Investor Contact                                             Media Contact
----------------                                             -------------

Alan Ginsberg                                                Jon Morgan
Chief Financial Officer                                      Kekst and Company
212-785-2500                                                 212-521-4800


            Eagle Bulk Shipping, Inc. To Present at Jefferies Second
                     Annual Shipping Conference in New York


New York, NY, September 8, 2005 -- Eagle Bulk Shipping Inc. (Nasdaq:EGLE) announced today that the Company's Chief Executive Officer Sophocles Zoullas and Chief Financial Officer Alan Ginsberg will be presenting at the Jefferies Second Annual Shipping Conference at the Mandarin Oriental Hotel in New York on Thursday, September 15, 2005 at 8:15 a.m. Eastern Daylight Time.

The presentation will be broadcast live over the Internet and can be accessed at http://www.jefferies.com/0905shipping. In addition the accompanying slide presentation will be available in the Investor Relations section of Eagle's website at www.eagleships.com.


About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York City. We are the largest U.S. based owner of Handymax dry bulk vessels, which are dry bulk vessels range in size from 35,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet primarily pursuant to one- to three-year time charters to allow us to take advantage of the stable cash flow and high utilization rates that are associated with medium- to long-term time charters.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


September 9, 2005
                                             EAGLE BULK SHIPPING INC.


                                         By: /s/ Sophocles N. Zoullas
                                             ---------------------------
                                                 Sophocles N. Zoullas
                                                 Chief Executive Officer
                                                 and President




25083.0001 #600041